POWER OF ATTORNEY

Know all by these present that the undersigned hereby constitutes and appoints each of Richard J. Lieb and Ulrika Ekman, as the undersigned’s true and lawful attorney-in-fact to:

(1)           execute for and on behalf of the undersigned, in the undersigned’s capacity as a reporting person pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder of Greenhill & Co., Inc. (the “Company”), Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act;

(2)           do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and stock exchange or similar authority; and

(3)           take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the discretion of any of such attorneys-in-fact.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

The undersigned hereby revokes the Power of Attorney previously granted on April 30, 2008 to Richard J. Lieb and Jodi B. Ganz in respect of Section 16 filings to be made arising out of the undersigned’s capacity as a reporting person of the Company.  This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.  This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned, except as specified in this paragraph.  This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney.

STATUTORY DISCLOSURES AND ACKNOWLEDGEMENTS FOR INDIVIDUALS EXECUTING POWERS OF ATTORNEY IN NEW YORK

The statutory disclosures entitled “CAUTION TO THE PRINCIPAL” and “IMPORTANT INFORMATION FOR THE AGENT” are included below solely for the purpose of ensuring compliance with Section 5-1501B of the New York General Obligations Law governing the execution of a power of attorney by an individual and, except for ensuring the validity of this power of attorney, shall not form part of, or in any way affect the interpretation of, this Power of Attorney.

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document.  As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you.  You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest.  “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time.  If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind.  If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you.  You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15.  This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th day of January, 2010.

Signature:	/s/ Harold J. Rodriguez, Jr.
Name:	Harold J. Rodriguez, Jr.

STATE OF          New York )

         ss.:

COUNTY OF       New York)

On the 28th day of January in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Harold J. Rodriguez, Jr., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Ulrika Ekman
Notary Public

Ulrika Ekman
Notary Public, State of New York
No. 02EK6149692
Qualified in New York County
Commission Expires July 17, 2010

My term expires: July 17, 2010

IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal.  This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked.  You must:

(1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;

(2) avoid conflicts that would impair your ability to act in the principal’s best interest;

(3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4) keep a record or all receipts, payments, and transactions conducted for the principal; and

(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney.  If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest.  You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed.  If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:

The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15.  If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

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Each of the undersigned does hereby accept its appointment as attorney-in-fact:

*           *           *

/s/ Richard J. Lieb	Dated:	01/28/10
Richard J. Lieb

/s/ Ulrika Ekman	Dated:	01/28/10
Ulrika Ekman

STATE OF          NY )

ss.:

COUNTY OF      NY )

On the 28th day of January in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Richard J. Lieb and Ulrika Ekman, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individual, or the person upon behalf of which the individuals acted, executed the instrument.

/s/ Dana Rosales
Notary Public

Dana Rosales
Notary Public, State of New York
No. 01RO6059690
Qualified in New York County
Commission Expires August 29, 2011

My term expires: August 29, 2011